Exhibit 99.1

Contacts:

Media	Investor Relations
Stacey Jones	Sean Meakim
(980) 378-6258	(704) 627-6200
Stacey.Jones@honeywell.com	Sean.Meakim@honeywell.com

HONEYWELL COMPLETES SPIN-OFF OF
SOLSTICE ADVANCED MATERIALS

•Solstice to begin trading today on Nasdaq under the ticker symbol “SOLS”
•Spin-off advances Honeywell’s plan to create three independent, focused market leaders
•Separation of Automation and Aerospace businesses remains on track for completion in the second half of 2026

CHARLOTTE, N.C., October 30, 2025 -- Honeywell (NASDAQ: HON) today announced that it has completed the previously announced spin-off of its Advanced Materials business, now operating as Solstice Advanced Materials. Shares of Solstice common stock will begin trading “regular way” on the Nasdaq Stock Market under the ticker symbol “SOLS,” effective at the market opening today. Honeywell will continue to trade “regular way” on the Nasdaq under the ticker symbol “HON.”
“The completion of this spin-off marks a major advancement in Honeywell’s transformation to become three independent, industry-leading companies with distinct strategies and growth drivers,” said Vimal Kapur, Chairman and Chief Executive Officer of Honeywell. “It reflects disciplined execution and reinforces our belief that a more focused portfolio will position Honeywell to deliver greater long-term value for shareowners and seize new opportunities to address modern challenges for our customers.”
The spin-off was completed through the distribution, effective as of today at 12:01 a.m. Eastern Time, of all of the issued and outstanding shares of Solstice common stock to Honeywell shareowners of record on the basis of one share of Solstice common stock for every four shares of Honeywell common stock held as of the close of business on October 17, 2025, the record date for the distribution. Honeywell shareowners of record will also receive cash in lieu of any fractional shares to which they would otherwise be entitled.
Additional information on Honeywell’s spin-offs can be found on a dedicated page on its Investor Relations website.

About Honeywell
Honeywell is an integrated operating company serving a broad range of industries and geographies around the world, with a portfolio that is underpinned by our Honeywell Accelerator operating system and Honeywell Forge platform. As a trusted partner, we help organizations solve the world's toughest, most complex challenges, providing actionable solutions and innovations for aerospace, building automation, industrial automation, process automation, and process technology, that help make the world smarter and safer as well as more secure and sustainable. For more news and information on Honeywell, please visit www.honeywell.com/newsroom.

Additional Information
Honeywell uses our Investor Relations website, www.honeywell.com/investor, as a means of disclosing information which may be of interest or material to our investors and for complying with disclosure obligations under Regulation FD. Accordingly, investors should monitor our Investor Relations website, in addition to following our press releases, SEC filings, public conference calls, webcasts, and social media.

Forward-Looking Statements
We describe many of the trends and other factors that drive our business and future results in this release. Such discussions contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are those that address activities, events, or developments that management intends, expects, projects, believes, or anticipates will or may occur in the future. They are based on management's assumptions and assessments in light of past experience and trends, current economic and industry conditions, expected future developments, and other relevant factors, many of which are difficult to predict and outside of our control. They are not guarantees of future performance, and actual results, developments and business decisions may differ significantly from those envisaged by our forward-looking statements. We do not undertake to update or revise any of our forward-looking statements, except as required by applicable securities law. Our forward-looking statements are also subject to material risks and uncertainties, including ongoing macroeconomic and geopolitical risks, such as changes in or application of trade and tax laws and policies, including the impacts of tariffs and other trade barriers and restrictions, lower GDP growth or recession in the U.S. or globally, supply chain disruptions, capital markets volatility, inflation, and certain regional conflicts, that can affect our performance in both the near- and long-term. In addition, no assurance can be given that any plan, initiative, projection, goal, commitment, expectation, or prospect set forth in this release can or will be achieved. Some of the important factors that could cause Honeywell's actual results to differ materially from those projected in any such forward-looking statements include, but are not limited to: (i) the ability of Honeywell to effect the spin-off transaction described above with respect to its Automation and Aerospace businesses and to meet the conditions related thereto; (ii) the possibility that the spin-off transaction with respect to Honeywell’s Automation and Aerospace businesses will not be completed within the anticipated time period or at all; (iii) the possibility that the any of the spin-off transactions described above will not achieve their intended benefits; (iv) the impact of any of the spin-off transactions described above on Honeywell's businesses and the risk that any of the spin-off transactions described above may be more difficult, time-consuming or costly than expected, including the impact on Honeywell's resources, systems, procedures and controls, diversion of management's attention and the impact and possible disruption of existing relationships with regulators, customers, suppliers, employees and other business counterparties; (v) the possibility of disruption, including disputes, litigation or unanticipated costs, in connection with any of the spin-off transactions described above; (vi) the uncertainty of the expected financial performance of Honeywell following completion of any of the spin-off transactions described above; (vii) negative effects of the pendency of the spin-off transaction described above with respect to its Automation and Aerospace businesses on the market price of Honeywell's securities and/or on the financial performance of Honeywell; (viii) the ability to achieve anticipated capital structures in connection with any of the spin-off transactions described above, including the future availability of credit and factors that may affect such availability; (ix) the ability to achieve anticipated credit ratings in connection with any of the spin-off transactions described above; (x) the ability to achieve anticipated tax treatments in connection with any of the spin-off transactions described above and future, if any, divestitures, mergers, acquisitions and other portfolio changes and the impact of changes in relevant tax and other laws; and (xi) the failure to realize expected benefits and effectively manage and achieve anticipated synergies and operational efficiencies in connection with any of the spin-off transactions described above and completed and future, if any, divestitures, mergers, acquisitions, and other portfolio management, productivity and infrastructure actions. These forward-looking statements should be considered in light of the information included in this release, our Form 10-K and other filings with the SEC. Any forward-looking plans described herein are not final and may be modified or abandoned at any time.